Exhibit 99.1

May 11, 2021                            Contact: Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Sonoco Announces $150 Million Accelerated Share Repurchase

HARTSVILLE, S.C., U.S. - Sonoco (NYSE: SON), one of the largest global diversified packaging companies, today announced an agreement to repurchase $150 million of its outstanding common shares in an accelerated share repurchase (“ASR”) transaction with Wells Fargo Bank, N.A., using available cash on hand.
Under the ASR agreement, Sonoco will pay $150 million in exchange for an initial delivery of approximately 1.75 million shares. The final number of shares to be repurchased under the ASR will be based on the Company’s volume-weighted average share price during the repurchase period, less a discount and subject to adjustments. The final settlement of the ASR transaction is expected to occur no later than the third quarter of 2021.

According to Howard Coker, President and CEO, the ASR demonstrates Sonoco’s strong financial position and illustrates its focus on a balanced capital allocation strategy that includes investing in the Company’s core Consumer and Industrial businesses while consistently returning cash to shareholders.

The ASR is being undertaken under the recently announced $350 million share repurchase authorization approved by the Board of Directors on April 20, 2021. This authorization restored and replaced the Company’s prior residual repurchase authorizations and allows the Company to repurchase shares through the open market, privately negotiated transactions or other programs. The timing and actual number of shares repurchased under the share repurchase authorization will depend on a variety of factors including price, corporate and regulatory requirements, and other market conditions.

About Sonoco
Founded in 1899, Sonoco is a global provider of consumer, industrial, healthcare and protective packaging. With annualized net sales of approximately $5.2 billion, the Company has 20,000 employees working in more than 300 operations in 34 countries serving some of the world’s best-known brands in some 85 nations. Sonoco is committed to creating sustainable products, services and programs for our customers, employees and communities that support our corporate purpose of Better Packaging. Better Life. The Company was listed as one of Fortune’s World’s Most Admired Companies 2021 as well as being included in Barron's 100 Most Sustainable Companies for the third year in a row. Additional information about Sonoco is available at www.sonoco.com.

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1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

Forward-looking Statements
Statements included herein that are not historical in nature, including the timing and actual number of shares to be repurchased, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations, estimates and projections about our industry, the volume-weighted average price of the Company’s shares during the repurchase period, management's beliefs and certain assumptions made by management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website and from the Company’s investor relations department and the Company’s website.

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